UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2017

CISION LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-38140	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 East Randolph Street, 7th Floor Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 866-639-5087

CAPITOL ACQUISITION HOLDING COMPANY LTD.

509 7th Street, N.W. Washington, D.C. 20004

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Items.

On June 29, 2017, Cision Ltd. (the “Company”) and Capitol Acquisition Corp. III jointly issued a press release announcing the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of March 19, 2017 (as amended, the “Merger Agreement”), a copy of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference. As of June 29, 2017, immediately following the consummation of the transactions contemplated by the Merger Agreement, there were 120,512,402 ordinary shares and 24,375,596 warrants to purchase ordinary shares issued and outstanding.

The information set forth in this Item 8.01, including the text of the press release attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press Release dated June 29, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2017

CISION LTD.

By:	/s/ Jack Pearlstein
Name: Jack Pearlstein
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated June 29, 2017.